Exhibit 99.2

For further information contact
Terry Trovato, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Plans Operations Update and Conference Call

Natchez, MS (February 8, 2012)--Callon Petroleum Company (NYSE: CPE) today announced it plans to issue an operations update on Wednesday afternoon, February 15, 2012, which will also contain information regarding its 2011 year-end reserve report and the company’s 2012 capital expenditure budget. A conference call discussing this information is scheduled for 10 a.m. Central Standard Time Thursday, February 16, 2012.

The conference call and accompanying visual presentation materials may be accessed live over the internet through the Events & Presentations Section of the company’s website at www.callon.com, and will be archived there for subsequent review.

In addition, a telephone recording of the conference call will be available from noon February 16th until noon February 17th Central Standard Time, and may be accessed by dialing   1-800-633-8284 and entering Reservation Number 21577747.

It should be noted that this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

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